SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 22, 2011

MICRONETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-17966	22-2063614
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Hampshire Drive

Hudson, NH 03051

(Address of principal executive offices, including zip code)

(603) 883-2900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On July 22, 2011, Micronetics, Inc. (the “Company”) entered into an Employment Agreement with David Robbins, its Chief Executive Officer, which was effective as of May 27, 2011 (the “Employment Agreement”). A copy of the Employment Agreement is attached hereto as Exhibit 10.1.

The Employment Agreement supersedes the employment agreement between the Company and Mr. Robbins dated July 16, 2007 (the “Prior Employment Agreement”) which was terminated as of May 27, 2011. The terms of the Employment Agreement are consistent with the terms of the Prior Employment Agreement except that the Employment Agreement specifically provides that the Compensation Committee will review Mr. Robbins’ salary on an annual basis and changes the manner in which Mr. Robbins’ annual bonus would be determined. The Employment Agreement provides that Mr. Robbins is eligible for an annual bonus as determined by the Company’s Compensation Committee in accordance with the Company’s Incentive Compensation Plan while the Prior Employment Agreement included a set formula for determining Mr. Robbins’ bonus.

The Employment Agreement provides that Mr. Robbins’ annual base salary shall be determined annually by the Compensation Committee but shall not be less than $200,000. In May 2011, the Compensation Committee undertook a detailed study of base salaries for chief executive officers in the Company’s industry and geographic area. Based on this study, Mr. Robbins’ annual base salary was set at $235,000. Under the terms of the Employment Agreement, Mr. Robbins is also eligible for a bonus determined annually by the Compensation Committee in accordance with the Company’s Incentive Compensation Plan and is eligible to receive employee benefits available to the Company’s employees as well as benefits available to other officers of the Company.

Under the terms of the Employment Agreement, if Mr. Robbins’ employment is terminated without “Cause” or for “Good Reason” (as such terms are defined in the Employment Agreement), the Company must pay Mr. Robbins a lump sum severance payment equal to (i) six months of his base salary, and (ii) any bonus under the incentive compensation plan to which the Compensation Committee determines Mr. Robbins is entitled. In addition, for a period of six months from the date of such termination of employment the Company must continue to provide Mr. Robbins and his immediate family with group medical insurance coverage.

The Employment Agreement contains customary provisions regarding the protection of the Company’s confidential information and assignment of intellectual property to the Company. Pursuant to the terms of the Employment Agreement, Mr. Robbins covenants not to compete with the Company during the term of his employment with the Company and for a period of one year from the date of termination of his employment with the Company.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is incorporated herein by reference to Exhibit 10.1.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

See Item 1.01 above for a description of the material terms of the Employment Agreement.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

10.1	Employment Agreement, dated as of July 22, 2011, between Micronetics, Inc. and David Robbins

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRONETICS, INC.
(Registrant)

By:	/s/ Carl Lueders
Carl Lueders
Chief Financial Officer

Date: July 27, 2011

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Employment Agreement, dated as of July 22, 2011, between Micronetics, Inc. and David Robbins